Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

M&T BANK CORPORATION

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

The undersigned, being the President and an Assistant Secretary, respectively, of M&T Bank Corporation (the “Corporation”), do hereby certify and set forth:

(1) The name of the corporation is M&T BANK CORPORATION. The name under which the corporation was formed is First Empire State Corporation.

(2) The certificate of incorporation of the Corporation was filed by the Department of State on the 6th day of November, 1969. A restated certificate of incorporation was filed by the Department of State on the 18th day of November, 2010; and an amendment to the certificate of incorporation was filed by the Department of State on the 27th day of May, 2011.

(3) The certificate of incorporation of the Corporation is hereby amended with the following amendments to Article FOURTH, 4., which recites the terms and conditions of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, under the heading “STANDARD PROVISIONS”:

(a) In Section 2 (Standard Definitions), the definition of “Applicable Dividend Rate” is replaced in its entirety with the following:

“(a) ‘Applicable Dividend Rate’ means (i) during the period from the Original Issue Date to, but excluding, November 15, 2013, 5% per annum and (ii) from and after November 15, 2013, 6.375% per annum.”

(b) In Section 2 (Standard Definitions), the following definition is inserted in alphabetical order, and the paragraphs of Section 2 are renumbered accordingly:

“(o) ‘Regulatory Capital Treatment Event’ means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after August 17, 2012; (ii) any proposed change (including any such change with a prospective effect) in those laws or regulations that is announced after August 17, 2012 (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after August 17, 2012, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Designated Preferred Stock then outstanding as ‘Tier 1 Capital’ (or its equivalent or successor) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System, Regulation Y, 12 C.F.R. Part 225, or any successor regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Designated Preferred Stock is outstanding.”

(c) Section 5(a) is replaced in its entirety with the following:

“(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to November 15, 2018. On or after November 15, 2018, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem all (but not less than all) of the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable, as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption (“Regulatory Event Redemption”).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.”

(4) The certificate of incorporation of the Corporation is hereby amended by amending and restating each of the following provisions of Article FOURTH, 6., Annex A, which recites the terms and conditions of the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, as follows:

(a) In Section 2 (Standard Definitions), the definition of “Applicable Dividend Rate” is replaced in its entirety with the following:

“(a) ‘Applicable Dividend Rate’ means (i) during the period from the Original Issue Date to, but excluding, November 15, 2013, 5% per annum and (ii) from and after November 15, 2013, 6.375% per annum.”

(b) In Section 2 (Standard Definitions), the following definition is inserted in alphabetical order, and the paragraphs of Section 2 are renumbered accordingly:

“(o) ‘Regulatory Capital Treatment Event’ means the good faith determination by the Corporation that, as a result of (i) any amendment to, or change in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after August 17, 2012; (ii) any proposed change (including any such change with a prospective effect) in those laws or regulations that is announced after August 17, 2012 (including any announced change with a prospective effect); or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after August 17, 2012, there is more than an insubstantial risk that the Corporation will not be entitled to treat the full liquidation value of the shares of Designated Preferred Stock then outstanding as ‘Tier 1 Capital’ (or its equivalent or successor) for purposes of the capital adequacy guidelines of the Board of Governors of the Federal Reserve System, Regulation Y, 12 C.F.R. Part 225, or any successor regulation of the Board of Governors of the Federal Reserve System (or, as and if applicable, the capital adequacy guidelines or regulations of any successor Appropriate Federal Banking Agency), as then in effect and applicable, for as long as any share of Designated Preferred Stock is outstanding.”

(c) Section 5(a) is replaced in its entirety with the following:

“(a) Optional Redemption. Except as provided below, the Designated Preferred Stock may not be redeemed prior to November 15, 2018. On or after November 15, 2018, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem, in whole or in part, at any time and from time to time, out of funds legally available therefor, the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption.

Notwithstanding the foregoing, at any time within 90 days following the occurrence of a Regulatory Capital Treatment Event, the Corporation, at its option, subject to the approval of the Appropriate Federal Banking Agency, may redeem all (but not less than all) of the shares of Designated Preferred Stock at the time outstanding, upon notice given as provided in Section 5(c) below, at a redemption price equal to the sum of (i) the Liquidation Amount per share and (ii) except as otherwise provided below, any accrued and unpaid dividends (including, if applicable, as provided in Section 3(a) above, dividends on such amount) (regardless of whether any dividends are actually declared) to, but excluding, the date fixed for redemption (“Regulatory Event Redemption”).

The redemption price for any shares of Designated Preferred Stock shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 3 above.”

(5) This amendment to the certificate of incorporation of the Corporation was authorized, pursuant to section 803(a) of the Business Corporation Law, by the unanimous written consent of the Board of Directors on August 17, 2012 pursuant to section 708(b) of the Business Corporation Law and a vote of at least a majority of the holders of the Corporation’s common stock outstanding and entitled to vote at the Corporation’s special meeting on April 16, 2013. In addition, this amendment to the certificate of incorporation of the Corporation was approved by the holder of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and by the holder of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, in each case by unanimous written consent dated August 17, 2012 pursuant to section 615 of the Business Corporation Law with written notice given as and to the extent required by such section, in accordance with the requirement in section 804(a) of the Business Corporation Law that the amendment be approved by a majority of the votes of all outstanding shares of each of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and the Fixed Rate Cumulative Perpetual Preferred Stock, Series C, and the requirement in the Corporation’s certificate of incorporation that the amendment be approved by at least 66 2/3% of the shares of each of such series.

IN WITNESS WHEREOF, the undersigned have executed, signed and verified this certificate this 19th day of April, 2013.

M&T BANK CORPORATION

By:	/s/ Mark J. Czarnecki
	Name:	Mark J. Czarnecki
	Title:	President

By:	/s/ Brian R. Yoshida
	Name:	Brian R. Yoshida
	Title:	Assistant Secretary

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF ERIE	)

Mark J. Czarnecki and Brian R. Yoshida, being first duly sworn, depose and say that they are the President and an Assistant Secretary, respectively, of M&T Bank Corporation, that they have read the foregoing certificate and know the contents thereof and that the statements therein contained are true.

/s/ Mark J. Czarnecki
Mark J. Czarnecki

/s/ Brian R. Yoshida
Brian R. Yoshida

Sworn to before me

this 19th day of April 2013.

/s/ Susan L. Irving
Notary Public